SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       __________________________________


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 10, 2005

                                   __________


                             SP Holding Corporation
             (Exact name of registrant as specified in its charter)

           Delaware                       0-21061                58-2044990
(State or other jurisdiction of   (Commission file number)    (I.R.S. employer
 incorporation or organization)                              identification no.)


                           2361 Campus Drive Suite 101
                                Irvine, CA 92612
              (Address of principal executive offices and Zip Code)

       Registrant's telephone number, including area code: (941) 907-2361

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.  Other Events.

      On November 10, 2005, SP Holding Corporation (the "Company") and Planetwide Games, Inc. ("Planetwide Games"), a privately held innovative provider of branded online video games and proprietary software, based in Orange County, California, announced that they have signed a letter of intent to merge. Under the terms of the letter of intent, the parties will enter into a definitive merger agreement whereby the Company will merge with Planetwide Games by issuing shares of the Company's common stock in exchange for all outstanding Planetwide Games common shares and the assumption of Planetwide Games' stock options and warrants. Upon completion of the transaction, the Company's stockholders will own approximately 5% of the post-merger company and Planetwide Games stockholders will own approximately 95% of the post-merger company, on a fully diluted basis. The combined companies will be renamed Planetwide Games, Inc. and continue Planetwide Games' current business.

      A copy of the Company's press release is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits
            ---------------------------------

(c)   Exhibits

Exhibit No.       Description
-----------       -----------

99.1              Press Release dated November 10, 2005.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 14, 2005

                                       SP HOLDING CORPORATION



                                       By: /s/ Mark Schaftlien
                                          ----------------------------------
                                          Name:  Mark Schaftlien
                                          Title: Chief Financial Officer

                                  Exhibit Index

Exhibit No.       Description
-----------       -----------

99.1              Press Release dated November 10, 2005.